Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-215486) and the related Prospectuses, and Registration Statements (Forms S-8 No. 333-193531 and 333-212897 pertaining to the 2014 Omnibus Incentive Plan and Form S-8 No. 333-221277 pertaining to the Employment Inducement Plan) of EP Energy Corporation of the reference to us and our report under the captions “Part I. Business – Oil and Natural Gas Properties” and “Part II. Item 8. Financial Statements and Supplementary Data – Supplemental Oil and Natural Gas Operations (Unaudited)” and the inclusion of our reserve report as Exhibit 99.1 in the Annual Report on Form 10-K of EP Energy Corporation for the year ended December 31, 2018.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 18, 2019

SUITE 800, 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 39N    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258